UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009

Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On October 7, 2009 Triad Guaranty Inc. (the “Company”) and its wholly-owned subsidiary, Triad Guaranty Insurance Corporation (together with the Company, “Triad”), entered into a definitive asset purchase agreement (the “Purchase Agreement”) to sell Triad’s information technology and operating platform (the “Asset Sale”) to Essent Guaranty, Inc. (“Essent”), a new mortgage insurer.  Under the terms of the Purchase Agreement, Essent will acquire all of Triad’s proprietary mortgage insurance software and substantially all of Triad’s supporting hardware, as well as certain other assets, in exchange for up to $30 million in cash and the assumption by Essent of certain software contractual obligations.  Triad will retain the obligation for all risks insured under its existing insurance contracts and will continue to pursue the voluntary run-off of its existing in-force book of business.

The Asset Sale is currently expected to be completed during Triad’s 2009 fourth quarter, at which time Essent would pay Triad $10 million less certain asset transfer and other expenses as set forth in the Purchase Agreement.  Two additional fixed payments totaling $5 million ($2.5 million each) will be made to Triad on the first and second anniversaries of the closing date of the Asset Sale.  Triad may receive up to an additional $15 million in payments from Essent that are contingent on Essent writing certain minimum amounts of insurance in the five-year period following the closing of the Asset Sale.

The Purchase Agreement contains and remains subject to usual and customary representations and warranties and pre-closing covenants relating to Triad’s business and the assets to be sold in the Asset Sale.  The consummation of the Asset Sale is subject to the satisfaction or waiver (to the extent permitted) of the conditions to closing set forth in the Purchase Agreement, including conditional approval of Essent by Fannie Mae and Freddie Mac, execution of certain ancillary agreements (including the Services Agreement as defined below), and the absence of a material adverse effect on either Triad or Essent.  The Purchase Agreement also contains certain covenants relating to the respective businesses of Triad and Essent, including a non-solicitation clause that prohibits the parties, for the seven-year period immediately following the closing date, from hiring or otherwise interfering with the employment relationship between certain identified persons and the applicable employer.  Following the closing of the Asset Sale, Triad will have obligations that include indemnification of Essent for losses arising out of any breach by Triad of any representations, warranties or covenants contained in the Purchase Agreement.

The Purchase Agreement can be terminated prior to closing under customary conditions, including by any party on or after March 06, 2010, if the Asset Sale has not closed by that date and the failure to close is not the result of a breach by the terminating party.

Essent, which is headquartered in Radnor, Pennsylvania, will establish an operations and technology center in Winston-Salem, North Carolina, where Triad is based, and a number of Triad’s information technology and operations employees are expected to be employed by Essent upon the closing of the Asset Sale.  As one of the conditions to closing the Asset Sale, the parties expect to enter into a services agreement (the “Services Agreement”) pursuant to which Essent will provide ongoing information systems maintenance and services, customer services, policy administration support, technology development services, disaster recovery services and business continuity planning support to Triad after the closing.  Triad will continue to directly manage loss mitigation and claims activity during its run-off and expects to retain its personnel in the loss management, quality assurance and corporate areas to perform these functions.  Following an initial grace period, failure by Essent to render services to Triad at specified service levels may result in penalties including service fee credits for Triad and Triad’s right to terminate the Services Agreement.  In order for Triad to retain the ability to operate its run-off business following termination of the Services Agreement, Essent will be required periodically to deposit copies of computer code and related data and documentation into a third-party technology escrow for the benefit of Triad.

The foregoing summary of certain terms of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.60 to this Current Report on Form 8-K and is incorporated herein by reference.  The summary of the terms of the Purchase Agreement, as well as the text of the Purchase Agreement included in this Current Report on Form 8-K, are intended to provide you with information regarding the material terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about Triad contained in its reports or statements filed with the Securities and Exchange Commission or other public information.  In particular, the foregoing summary and the Purchase Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Triad.  The representations and warranties set forth in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Purchase Agreement (based on the pre-closing covenants and other closing conditions in the Purchase Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures made by Triad to its stockholders.

A copy of the press release announcing the Asset Sale, dated October 7, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments and also include, but are not limited to, statements relating to the timing of the Asset Sale and satisfaction of conditions to the Asset Sale, subsequent payments related to the Asset Sale, future benefits and services, and future economic and industry conditions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently.  These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond Triad’s control and they have been made based upon Triad’s current expectations and beliefs concerning future developments and their potential effect on Triad.

Actual developments and their results could differ materially from those expected by Triad depending on the outcome of a number of factors, including but not limited to: potential difficulties that may be encountered in closing the Asset Sale; potential uncertainties regarding market acceptance of the Asset Sale; uncertainties as to the timing of the Asset Sale and the satisfaction of other closing conditions to the Asset Sale, including the receipt of regulatory approvals; competitive responses to the Asset Sale; impact of current and future economic conditions on the Asset Sale; the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; Triad’s ability to operate its business in run-off and maintain a solvent run-off; Triad’s ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in Triad’s Annual Report on Form 10-K for the year ended December 31, 2008 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon Triad’s current expectations and beliefs concerning future events and Triad undertakes no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, other than as is required under the federal securities laws.

Item 9.01.                      Financial Statements and Exhibits.

(d)

Exhibit Number                                                  Description

Exhibit 10.60	Asset Purchase Agreement between Triad Guaranty Inc., Triad Guaranty Insurance Corporation, and Essent Guaranty, Inc. dated October 7, 2009.

Exhibit 99.1	Press release dated October 7, 2009, announcing the sale of the mortgage insurance operating platform to Essent Guaranty, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
October 7, 2009	Kenneth S. Dwyer Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number                                                  Description

Exhibit 10.60	Asset Purchase Agreement between Triad Guaranty Inc., Triad Guaranty Insurance Corporation, and Essent Guaranty, Inc. dated October 7, 2009.

Exhibit 99.1	Press release dated October 7, 2009, announcing the sale of the mortgage insurance operating platform to Essent Guaranty, Inc.